Exhibit 3.1
                                     BY-LAWS

                                       OF

                                  CILCORP INC.

                     AMENDED AND RESTATED AS OF MAY 20, 2003


                                   ARTICLE I.

                                     OFFICES

     Section 1. The registered office of the Corporation required by the Illinois Business Corporation Act of 1983, as amended (the "Act"), to be maintained in the State of Illinois shall be in the City of Chicago, County of Cook, State of Illinois. The Corporation may also have offices at such other places both within and without the State of Illinois as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II.

                                  SHAREHOLDERS

     Section 1. Time and Place of Meetings. The annual meeting of the shareholders shall be held on the fourth Tuesday in May of each year (or if such day shall be a legal holiday, then upon the next succeeding day not a legal holiday) or upon such other day determined by resolution of the Board of Directors. Each such regular annual meeting shall be held at such time and at such location, within or without the State of Illinois, as the Board of Directors shall order. At such annual meeting, a board of directors shall be elected and such other business shall be transacted as may properly come before such meeting.

     Section 2. Annual Meetings. An annual meeting of shareholders shall be held for the purpose of electing directors and transacting such other business as may properly be brought before the meeting. The date of the annual meeting shall be determined by the Board of Directors.

     Section 3. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by law, may be called by the Chief Executive Officer, by the President, by the Chairman of the Board, by a majority of the Board of Directors, or by the holders of not less than twenty percent of the outstanding shares entitled to vote on the matter for which the meeting is called by written request executed by such holders and delivered to the President or the Secretary of the Corporation.

     Section 4. Notice of Meetings. Written notice of each meeting of the shareholders stating the place, date and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty nor more than sixty days before the date of the meeting, either personally or by mail, by the President, or by the Secretary at the direction of the President or the person or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the records of the Corporation, with postage thereon prepaid.

     Any shareholder entitled to receive notice may waive notice of any meeting by a writing executed and delivered to the Corporation either before or after the meeting. Attendance of a

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shareholder at any meeting shall  constitute a waiver of notice of such meeting, unless the shareholder attends such meeting for the express purpose of objecting to the holding of such meeting because proper notice was not given and at the beginning of such meeting records such objection with the person acting as secretary of the meeting and does not thereafter vote on any action taken at the meeting.

     Section 5. Quorum. The holders of record of a majority of the shares issued and outstanding and entitled to vote thereat, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by the Act or by the Articles of Incorporation. If a quorum is not represented, the holders of record of the shares represented in person or by proxy at the meeting and entitled to vote thereat shall have power, by the affirmative vote of the holders of a majority of such shares, to adjourn the meeting to another time and/or place, without notice other than announcement at the meeting, except as hereinafter provided, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. Withdrawal of shareholders from any meeting shall not cause the failure of a duly constituted quorum at such meeting.

     Section 6. Voting. At all meetings of the shareholders, each shareholder shall be entitled to vote, in person or by proxy, each share owned by such shareholder of record on the record date for the meeting. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, unless otherwise provided in the Act or in the Articles of Incorporation. When a quorum is present at any meeting, the affirmative vote of the holders of record of a majority of the shares having voting power represented in person or by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the Act or of the Articles of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question. A shareholder who is in attendance at a meeting of shareholders in person or by proxy, but who abstains from the vote on any matter, shall not be deemed to be represented at such meeting for purposes of the preceding sentence with respect to such vote, but shall be deemed to be represented at such meeting for all other purposes.

     Section 7. Informal Action by Shareholders. Unless otherwise provided by the Act or by the Articles of Incorporation, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by
(a) the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting, provided, that (i) at least five days prior to the execution of the consent a notice in writing is delivered to all of the shareholders entitled to vote with respect to the subject matter thereof, and (ii) those shareholders who have not consented in writing are notified in writing of the taking of the corporate action promptly after the effective date of such action; or (b) all of the shareholders entitled to vote with respect to the subject matter thereof.

     Section 8. Proxies. At all meetings of shareholders, a shareholder may vote in person or vote by proxy which is executed by the shareholder or his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary or other person authorized to tabulate votes at any time prior to the commencement of the meeting. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy.

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                                  ARTICLE III.

                                   DIRECTORS

     Section 1. General Powers. The business and affairs of the Corporation shall be managed and controlled by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Articles of Incorporation or by these By-laws directed or required to be exercised or done by the shareholders.

     Section 2. Number, Qualification and Tenure. The Board of Directors of the Corporation shall consist of not less than three (3) members and not more than twelve (12) members, as may be determined by the Board of Directors from time to time. Within the limits above specified, the number of directors shall be determined from time to time by resolution of the Board of Directors. The directors shall be elected at the annual meeting of the shareholders, except as provided in the Articles of Incorporation or Section 3 of this Article, and each director elected shall hold office until his successor is elected and qualified or until his earlier death, termination, resignation or removal from office. Any decrease in the number of directors shall not have the effect of shortening the term of any incumbent director.

     Section 3. Vacancies and Newly Created Directorships. Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by the appointment of a majority of the directors then in office though less than a quorum, and each director so appointed shall hold office until the next annual meeting of shareholders and until his successor is elected and qualified or until the earlier death, termination, resignation or removal from office of such director.

     Section 4. Independent Director.
                --------------------

          (a) The Corporation shall have at all times one individual who is an Independent Director (as defined below). If the Independent Director resigns, dies or becomes incapacitated, or such position is otherwise vacant, no action requiring the unanimous affirmative vote of the directors shall be taken until a successor Independent Director is appointed and qualified and approves such action.

          (b) Notwithstanding any other provision of these By-laws and any provision of law that otherwise so empowers the Corporation, the Corporation shall not, without the prior unanimous consent of the Board of Directors, including the Independent Director, do any of the following: (i) make a general assignment for the benefit of creditors; (ii) file a voluntary petition in bankruptcy; (iii) file a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; (iv) file an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, or the entry of any order appointing a trustee, liquidator or receiver of it or of its assets or any substantial portion thereof; or (v) seek, consent to or acquiesce in the appointment of a trustee, receiver or liquidator of it or of all or any substantial part of its assets. With regard to any action contemplated by the preceding sentence, or with regard to any action taken or determination made at any time when the Corporation is insolvent, each director will owe its primary fiduciary duty to the Corporation (including the creditors of the Corporation).

          (c) For purposes of these By-laws of the Corporation, "Independent Director" shall mean, with respect to the Corporation, a director who is not, and within the last five years was not (except solely by virtue of such person's serving as, or affiliation with any other person serving as, an independent director of The AES Corporation ("Parent") or any of its affiliates, (i) a

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stockholder,  member, partner, director, officer, employee, affiliate, customer, supplier, creditor or independent contractor of, or any person that has received any benefit in any form whatever from, or any person that has provided any service in any form whatever to, or any major creditor (or any affiliate of any major creditor) of, the Parent or any of its affiliates, or (ii) any person owning beneficially, directly or indirectly, any outstanding shares of common stock, any limited liability corporation interests or any partnership interests, as applicable, of the Parent or any of its affiliates, or of any major creditor (or any affiliate of any major creditor) of any of the foregoing, or a stockholder, member, partner, director, officer, employee, affiliate, customer, supplier, creditor or independent contractor of, or any person that has received any benefit in any form whatever from, or any person that has provided any service in any form whatever to, such beneficial owner or any of such beneficial owner's affiliates, or (iii) a member of the immediate family of any person described above; provided that the indirect or beneficial ownership of stock through a mutual fund or similar diversified investment vehicle with respect to which the owner does not have discretion or control over the investments held by such diversified investment vehicle shall not preclude such owner from being an Independent Director. For purposes of this definition, "major creditor" shall mean a natural person or business entity to which the Parent or any of its affiliates has outstanding indebtedness for borrowed money or credit on open account in a sum sufficiently large as would reasonably be expected to influence the judgment of the proposed Independent Director adversely to the interests of the Corporation when the interests of that person or entity are adverse to those of the Corporation.

     Section 5. Directors' Duties. The directors, including the Independent Director, will act in good faith in accordance with the terms of the organizational documents and applicable law, and make decisions with respect to the business and operations of the Corporation independent of, and not dictated by, the Parent, or any other affiliate thereof, and any director shall bear a fiduciary duty to the Corporation (including its creditors).

     Section 6. Place of Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Illinois.

     Section 7. Meetings. The Board of Directors shall hold a regular meeting, to be known as the annual meeting, immediately following each annual meeting of the shareholders without any notice being given. Other regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors may designate from time to time. No notice of regular meetings need be given, other than by announcement at the immediately preceding regular meeting. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board or a majority of the Board of Directors. Notice of any special meeting of the Board shall be given at least two days prior thereto, either in writing, or telephonically if confirmed promptly in writing, to each director at the address shown for such director on the records of the Corporation.

     Section 8. Waiver of Notice; Business and Purpose. Notice of any meeting of the Board of Directors may be waived in writing signed by the person or persons entitled to such notice either before or after the time of the meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened and at the beginning of such meeting records such objection with the person acting as secretary of the meeting and does not thereafter vote on any action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting, unless specifically required by the Act.

     Section 9. Quorum and Voting. At all meetings of the Board of Directors a majority of the total number of directors then in office shall constitute a quorum for the transaction of business.

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If a quorum shall not be present at any meeting of the Board of  Directors,  the directors present thereat may adjourn the meeting without notice other than announcement at the meeting, to any other date, time and place until a quorum shall be present. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, unless the act of a greater number is required by the Act or by the Articles of Incorporation. Withdrawal of directors from any meeting shall not cause the failure of a duly constituted quorum at such meeting. A director who is in attendance at a meeting of the Board of Directors but who abstains from the vote on any matter by announcing his abstention to the person acting as secretary of the meeting and not voting on such matter shall not be deemed to be present at such meeting for purposes of the preceding sentence or Section 15 of this Article with respect to such vote, but shall be deemed to be present at such meeting for all other purposes.

     Section 10. Organization. The Chairman of the Board, if elected, shall act as chairman at all meetings of the Board of Directors. If the Chairman of the Board is not elected or if elected, is not present, the Vice Chairman, if any, or, if no such Vice Chairman is present, a director chosen by a majority of the directors present, shall act as chairman at such meeting of the Board of Directors.

     Section 11. Committees. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate two or more directors to constitute an Executive Committee. The Board of Directors, by resolution adopted by a majority of the whole Board, may create one or more other committees and appoint two or more directors to serve on such committee or committees. Each director appointed to serve on any such committee shall serve, unless the resolution designating the respective committee is sooner amended or rescinded by the Board of Directors, until the next annual meeting of the Board or until his respective successor is designated. The Board of Directors, by resolution adopted by a majority of the whole Board, may also designate additional directors as alternate members of any committee to serve as members of such committee in the place and stead of any regular member or members thereof who may be unable to attend a meeting or otherwise unavailable to act as a member of such committee. In the absence or disqualification of a member and all alternate members designated to serve in the place and stead of such member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place and stead of such absent or disqualified member.

     The Executive Committee may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation between the meetings of the Board of Directors, and any other committee may exercise the power and authority of the Board of Directors to the extent specified by the resolution designating such committee, or the Articles of Incorporation or these By-laws; provided, however, that no committee may take any action that is expressly required by the Act or the Articles of Incorporation or these By-laws to be taken by the Board of Directors and not by a committee thereof. Each committee shall keep a record of its acts and proceedings, which shall form a part of the records of the Corporation in the custody of the Secretary, and all actions of each committee shall be reported to the Board of Directors at the next meeting of the Board.

     Meetings of committees may be called at any time by the Chairman of the Board, if any, or the chairman of the respective committee. A majority of the members of the committee shall constitute a quorum for the transaction of business and, except as expressly limited by this section, the act of a majority of the members present at any meeting at which there is a quorum shall be the act of such committee. Except as expressly provided in this section or in the resolution designating the committee, a majority of the members of any such committee may select its chairman, fix its rules of procedure, fix the time and place of its meetings and specify what notice of meetings, if any, shall be given.

     Section 12. Action without Meeting. Unless otherwise specifically prohibited by the Articles of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if all members of the Board of Directors or such committee, as the case may be, execute a consent thereto in writing setting forth the action so taken, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

     Section 13. Attendance by Telephone. Members of the Board of Directors or any committee thereof may participate in and act at any meeting of the Board of Directors or such committee, as the case may be, through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.

     Section 14. Compensation. By resolution of the Board of Directors, irrespective of any personal interest of any of the members thereof, the directors may be paid their reasonable expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at meetings or a stated salary as directors, payable in cash or securities. These payments shall not preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     Section 15. Presumption of Assent. A director who is present at a meeting of the Board of Directors or any committee thereof when corporate action is taken shall be deemed to have assented to the action taken unless: (1) he objects at the beginning of the meeting to holding such meeting or transacting business at such meeting; (2) his dissent from the action taken is entered in the minutes of such meeting; or (3) he delivers written notice of his dissent to the person acting as the secretary of the meeting before the adjournment thereof or forwards such dissent by registered or certified mail to the Secretary immediately after the adjournment of such meeting. The right of dissent is not available to a director who votes in favor of the action taken.

                                   ARTICLE IV.

                                    OFFICERS

     Section 1. Enumeration. The officers of the Corporation shall be chosen by the Board of Directors and shall include a President and a Secretary. The Board of Directors may also elect a Chairman of the Board, a Vice Chairman, one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries and Assistant Treasurers and such other officers and agents as it may deem appropriate. Any number of offices may be held by the same person.


     Section 2. Term of Office. The officers of the Corporation shall be elected at the annual meeting of the Board of Directors and shall hold office until their successors are elected and qualified or until their earlier death, termination, resignation or removal from office. Any officer or agent of the Corporation may be removed, with or without cause, by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Any vacancy in any office because of death, resignation, termination, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

     Section 3. Chief Executive Officer. The Chief Executive Officer of the Corporation, if elected, shall have general supervision, direction and control of the business and affairs of the Corporation, subject to the control of the Board of Directors, and shall have such other functions, authority and duties as customarily appertain to the office of the chief executive officer of a business corporation or as may be prescribed by the Board of Directors.

     Section 4. President. During any period when there shall be an office of Chief Executive Officer, the President shall be the chief operating officer of the Corporation and shall have such functions, authority and duties as may be prescribed by the Board of Directors or the Chief Executive Officer. During any period when there shall not be an office of Chief Executive Officer, the President shall be the chief executive officer of the Corporation, and, as such, shall have the functions, authority and duties provided for the Chief Executive Officer.

     Section 5. Vice President. The Vice President or, if there shall be more than one, each Vice President, in the absence of the President or in the event of the President's inability or refusal to act (and if there be no Chief Executive Officer), shall have the authority to perform the duties of the President, subject to such limitations thereon as may be imposed by the Board of Directors, and such other duties as may from time to time be prescribed by the Board of Directors, the Chief Executive Officer or the President.

     Section 6. Secretary. The Secretary shall: (a) keep a record of all proceedings of the shareholders, the Board of Directors and any committees thereof in one of more books provided for that purpose; (b) give, or cause to be given, all notices that are required by law or these By-laws to be given by the Secretary; (c) be custodian of the corporate records and, if the Corporation has a corporate seal, of the seal of the Corporation; (d) have authority to affix the seal of the Corporation to all instruments the execution of which requires such seal and to attest such affixing of the seal; (e) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (f) sign, with the Chief Executive Officer, if any, or President or any Vice President, or any other officer thereunto authorized by the Board of Directors, any certificates for shares of the Corporation, or any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed by the signature of more than one officer; (g) have general charge of the share transfer books of the Corporation; (h) have authority to certify as true and correct copies of the By-laws, or resolutions of the shareholders, the Board of Directors and committees thereof, and of other documents of the Corporation; and (i) in general, perform the duties incident to the office of secretary and such other duties as from time to time may be prescribed by the Board of Directors, the Chief Executive Officer or the President. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest such affixing of the seal.

     Section 7. Assistant Secretary. The Assistant Secretary, or if there shall be more than one, each Assistant Secretary in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, shall have the authority to perform the duties of the Secretary, subject to such limitations thereon as may be imposed by the Board of Directors, and such other duties as may from time to time be prescribed by the Board of Directors, the Chief Executive Officer, the President or the Secretary.

     Section 8. Treasurer. The Treasurer shall be the principal accounting and financial officer of the Corporation. The Treasurer shall: (a) have charge of and be responsible for the maintenance of adequate books of account for the Corporation; (b) have charge and custody of all funds and securities of the Corporation, and be responsible therefor and for the receipt and disbursement thereof; and (c) perform the duties incident to the office of treasurer and such other duties as may from time to time be prescribed by the Board of Directors, the Chief Executive Officer or the President. The Treasurer may sign with the Chief Executive Officer, if any, or the President, or any Vice President, or any other officer thereunto authorized by the Board of Directors,



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

certificates for shares of the Corporation. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors may determine.

     Section 9. Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, each Assistant Treasurer, in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, shall have the authority to perform the duties of the Treasurer, subject to such limitations thereon as may be imposed by the Board of Directors, and such other duties as may from time to time be prescribed by the Board of Directors, the Chief Executive Officer, the President or the Treasurer.

     Section 10. Other Officers and Agents. Any officer or agent who is elected or appointed from time to time by the Board of Directors and whose duties are not specified in these By-laws shall perform such duties and have such powers as may from time to time be prescribed by the Board of Directors, the Chief Executive Officer or the President.

                                   ARTICLE V.

                             CERTIFICATES FOR SHARES

     Section 1. Form.  The shares of the  Corporation  shall be  represented  by certificates; provided, however, the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation's shares shall be uncertificated shares. Each certificate for shares shall be consecutively numbered or otherwise identified. Certificates representing shares in the Corporation shall be signed by or in the name of the Corporation by the Chief Executive Officer or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation. Where a certificate is countersigned by a transfer agent, other than the Corporation or an employee of the Corporation, or by a registrar, the signatures of one or more officers of the Corporation may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the date of its issue.

     Section 2. Transfer. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or uncertificated shares in place of any certificate therefor issued by the Corporation to the person entitled thereto, cancel the old certificate and record the transaction in its share book.

     Section 3. Replacement. In case of the loss, destruction, mutilation or theft of a certificate representing shares of the Corporation, a new certificate may be issued upon the surrender of the mutilated certificate or, in the case of loss, destruction or theft of a certificate, upon satisfactory proof of such loss, destruction or theft and upon such terms as the Board of Directors may prescribe. The Board of Directors may in its discretion require the owner of the lost, destroyed or stolen certificate, or his legal representative, to give the Corporation a bond, in such sum and in such form and with such surety or sureties as it may direct, to indemnify the Corporation against any claim that may be made against it with respect to the certificate alleged to have been lost, destroyed or stolen.

                                   ARTICLE VI.

                     INDEMNIFICATION OF DIRECTORS, OFFICERS,
                              EMPLOYEES AND AGENTS

     Section 1. Third Party Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including all appeals (other than an action, suit or proceeding by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation (and the Corporation, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation, another corporation, partnership, joint venture, trust or other enterprise in any capacity), against expenses (including attorneys' fees), judgments, decrees, fines, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith or in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

     Section 2. Actions By or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit, including all appeals, by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation (and the Corporation, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation in any other capacity for or on behalf of the Corporation), against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. Notwithstanding the foregoing, the Corporation shall be required to indemnify an officer or director in connection with an action, suit or proceeding initiated by such person only if such action, suit or proceeding was authorized by the Board of Directors.

     Section 3. Indemnity if Successful. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or 2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 4. Standard of Conduct. Except in a situation governed by Section 3 of this Article, any indemnification under Section 1 or 2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or 2, as applicable, of this Article. Such determination shall be made (i) by a majority vote of directors acting at a meeting at which a quorum consisting of directors who were not parties to such action, suit or proceeding is present, or (ii) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders.

     Section 5. Expenses. Expenses of each officer and director hereunder indemnified actually and reasonably incurred in defending a civil or criminal action, suit or proceeding or threat thereof shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of any undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article. Such expenses incurred by employees and agents may be so paid upon receipt of the aforesaid undertaking and such other terms and conditions, if any, as the Board of Directors deems appropriate.

     Section 6. Nonexclusivity. The indemnification and advancement of expenses provided by, or granted pursuant to other Sections of this Article, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may now or hereafter be entitled under any law, by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     Section 7. Insurance. The Corporation may purchase and maintain insurance, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the Act.

     Section 8. Definitions. For purposes of this Article, references to "the Corporation" shall include, in addition to the surviving corporation, any merging corporation (including any corporation having merged with a merging corporation) absorbed in a merger which, if its separate existence had continued, would have had the power and authority to indemnify any or all of its directors, officers, employees and agents, so that any person who was a director, officer, employee or agent of such merging corporation, or was serving at the request of such merging corporation in any other capacity, shall stand in the same position under the provisions of this Article with respect to the surviving corporation as such person would have had with respect to such merging corporation if its separate existence had continued as such corporation was constituted immediately prior to such merger.

     For purposes of this Article, references to "other capacities" shall include serving as a trustee or agent for any employee benefit plan; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

     Section 9. Reports to Shareholders. If required by the Act, the Corporation shall report any indemnity payment or advancement of expenses by the Corporation to any director, officer, employee or agent provided for in this Article to the shareholders in writing either with or before the distribution of the notice of the next shareholders' meeting.

     Section 10. Severability. If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction, and the remaining provisions hereof shall be liberally construed to effectuate the provisions hereof, and the invalidity of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

     Section 11. Amendment. The right to indemnification conferred by this Article shall be deemed to be a contract between the Corporation and each person referred to herein until amended or repealed, but no amendment to or repeal of these provisions shall apply to or have any effect on the right to indemnification of any person with respect to any liability or alleged liability of such person for or with respect to any act or omission of such person occurring prior to such amendment or repeal.

                                  ARTICLE VII.

                                  SEPARATENESS

     Section 1. Funds, Assets and Accounts. The funds and other assets of the Corporation shall not be commingled with those of any other entity, and the Corporation shall maintain its accounts separate from any other person or entity.

     Section 2. Liability for Debts and Name. The Corporation shall not hold itself out as being liable for the debts of any other entity, and shall conduct its own business in its own name.

     Section 3. Action through Agents and Identity. The Corporation shall act solely in its own name and through its duly authorized directors, officers or agents in the conduct of its business, and shall conduct its business so as not to mislead others as to the identity of the entity or assets with which they are concerned.

     Section 4. Separate Records. The Corporation shall maintain separate records, books of account and financial statements, and shall not commingle its records and books of account with the records and books of account of any other entity.

     Section 5. Formalities. The Corporation shall observe in all material respects all formalities required by its organizational documents and applicable law.

     Section 6. Capitalization. The Corporation shall at all times ensure that its capitalization is adequate in light of its business and purpose.

     Section  7.  Debts of  Affiliates.  Subject  to the last  sentence  of this
Section 7, (i) neither the Parent nor any affiliate of the Parent (other than the Corporation) shall guaranty, become liable on or hold itself out as being liable for the debts of the Corporation; (ii) the Corporation shall not guarantee or become obligated for the debts of the Parent or any affiliate thereof (other than the Corporation), or otherwise hold out its credit as being available to satisfy the obligations of the Parent or any affiliate thereof (other than the Corporation); (iii) the Corporation shall not pledge its assets for the benefit of Parent or any of its affiliates; (iv) the Corporation shall not make loans or advances to Parent or any of its affiliates, and shall not acquire obligations or securities of the Parent or any affiliate thereof (other than the Corporation), other than the settlement of purchase contracts with respect to any Premium Income Equity Securities or similar securities issued by the Corporation. Notwithstanding the foregoing, the Corporation may take any action otherwise prohibited under this Section 7 if such action is taken with respect to its own subsidiaries, and its own subsidiaries may take any action otherwise prohibited under this Section 7 if such action is taken with respect to the Corporation.

     Section 8. Payment of Liabilities. The Corporation shall pay its own liabilities out of its own funds.

     Section 9. Arm's Length Relationship with Affiliates. The Corporation shall maintain an arm's-length relationship with its affiliates.

     Section 10. Overhead and Office Space. The Corporation shall allocate fairly and reasonably any overhead for office space shared with the Parent or any affiliate thereof.

     Section 11. Separate Business Forms. The Corporation shall use its own separate stationery, invoices, checks and other business forms.

     Section 12. Correction of Misunderstandings. The Corporation shall correct any known misunderstanding regarding its separate identity.


                                  ARTICLE VIII.

                               GENERAL PROVISIONS

     Section 1. Fiscal Year. The fiscal year of the Corporation shall be fixed from time to time by resolution of the Board of Directors.

     Section 2. Corporation Seal. The corporate seal, if any, of the Corporation shall be in such form as may be approved from time to time by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

     Section 3. Notices and Mailing. Except as otherwise provided in the Act, the Articles of Incorporation or these By-laws, all notices required to be given by any provision of these By-laws shall be deemed to have been given (i) when received, if given in person, (ii) on the date of acknowledgment of receipt, if sent by telex, facsimile or other wire transmission, (iii) one day after delivery, properly addressed, to a reputable courier for same day or overnight delivery, or (iv) three days after being deposited, properly addressed, in the U.S. mail, certified or registered mail, postage prepaid.

     Section 4. Waiver of Notice. Whenever any notice is required to be given under the Act or the provisions of the Articles of Incorporation or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

     Section 5. Interpretation. In these By-laws, unless a clear contrary intention appears, the singular number includes the plural number and vice versa, and reference to either gender includes the other gender.

                                   ARTICLE IX.

                                   AMENDMENTS

     Unless the power to make, alter, amend or repeal these By-laws is reserved to the shareholders by the Articles of Incorporation, these By-laws, including any By-law adopted by the shareholders, may be made, altered, amended or repealed by the shareholders or the Board of Directors, provided, that (i) the unanimous consent of the Board of Directors, including the Independent Director, shall be required to alter, amend or repeal (a) Section 4 and Section 5 of

Article III hereof; (b) Article VII hereof; and (c) this Article IX; and (ii) subject to paragraph (i) above, the fact that the power to make, alter, amend or repeal these By-laws has been conferred upon the Board of Directors shall not divest the shareholders of the same powers.